SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASES

WHEREAS, on or about April 14, 2003, plaintiffs Frankfort Tower Industries, Inc. (f/k/a Rohn Industries, Inc.), Frankfort Tower Construction, Inc. (f/k/a Rohn Construction, Inc.), Frankfort Tower Products, Inc. (f/k/a Rohn Products, Inc.), Rohn de Mexico, S.A. de C.V., Rohn Servicious, S.A. de C.V., Frankfort Tower, Inc. (f/k/a “Rohn, Inc.”), and Frankfort Tower Installation Services, Inc. (f/k/a Rohn Installation Services, Inc.) (collectively, “Rohn”) commenced an action (the “Action”) against defendants Platinum Equity LLC and PFrank LLC (collectively, “Platinum”) in the Superior Court of the State of Delaware in and for New Castle County (the “Delaware Superior Court”); and

WHEREAS, by Order dated July 26, 2004, the Superior Court amended the caption in the Action to reflect the change in plaintiffs’ names in the bankruptcy case (i.e., Rohn Industries, Inc. et al. to Frankfort Tower Industries, Inc. et al.); and

WHEREAS, on July 25, 2007, the Delaware Superior Court entered judgment in Rohn’s favor in the amount of $14,655,000, plus prejudgment interest of $5,876,478, plus post-judgment interest accruing thereafter until paid (collectively, the “Judgment”); and

WHEREAS, on or around August 21, 2007, Platinum filed an appeal from the Judgment (the “Appeal”) with the Supreme Court for the State of Delaware (the “Delaware Supreme Court”); and

WHEREAS, Rohn and Platinum now desire to settle all claims and allegations between them which were made or could have been made in the Action and/or the Appeal concerning the subject matters thereof without the cost and expense of further litigation, and without any admission of liability, upon and subject to the terms and conditions of this Settlement Agreement and Mutual General Releases (the “Agreement”); and

WHEREAS, this settlement will become effective only upon the approval of the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”), as set forth in Paragraph 3 below;

NOW, THEREFORE, Rohn and Platinum hereby agree as follows:

1.  Settlement Payment. Platinum shall pay, in the manner described in paragraph 2 below, the sum of $17,800,000 to settle the Action (the “Payment”).

2.  Escrow. The Payment shall be made, for the benefit of Frankfort Tower Industries, Inc., to the Duane Morris LLP Client Escrow Account, via wire transfer on or before October 22, 2007. Duane Morris LLP (the “Escrow Agent”) will hold the Payment in escrow until the Bankruptcy Court approves the settlement, as further described in Paragraph 3 below. Rohn shall attempt to obtain such approval as expeditiously as possible.

3.  Bankruptcy Court Approval. Notwithstanding any provision to the contrary in the Plan of Liquidation approved in Rohn’s Chapter 11 proceedings pending in the Bankruptcy Court, Rohn and/or the Disbursing Agent appointed in the Bankruptcy Case shall file a motion (the "Motion") under Rule 9021 of the Federal Rules of Bankruptcy Procedure seeking an order from the Bankruptcy Court approving this Agreement and authorizing and directing Rohn and/or the Disbursing Agent to perform the terms of the settlement described herein. Upon approval by the Bankruptcy Court of this Agreement and the settlement described herein and the expiration of any appeal period therefrom, or should such an appeal be taken, then upon the dismissal of that appeal (collectively, “Final Approval”), the Escrow Agent shall release to the Disbursing Agent the Payment, plus any accrued interest, less the attorney’s fees and expenses previously agreed by Rohn to be paid to its counsel, Duane Morris LLP (the “Authorized Counsel Fees and Expenses”). Upon Final Approval, Duane Morris LLP shall be immediately authorized to apply that portion of the Payment attributable to Authorized Counsel Fees and Expenses in full and final satisfaction of the Authorized Counsel Fees and Expenses. If this Agreement and the settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), then this Agreement, including the Mutual General Releases described in Paragraph 4 below, shall be null and void, all amounts held by the Escrow Agent, including accrued interest, shall be returned to Platinum, and the parties agree that no statutory interest shall be accrued on the Judgment from the date on which Payment was made until the date on which Payment was returned.

4.  Mutual General Releases. Upon payment of the amount set forth in paragraph 1 above, but subject to Paragraph 3 above, the parties hereby release each other as follows:

(a)
Rohn, on its own behalf and on behalf of its affiliates, successors and assigns, hereby releases Platinum and its affiliates and all of their respective agents, administrators, attorneys, directors, officers, members, managers, shareholders, employees, successors and assigns, from any and all claims, damages, actions and/or causes of action, known or unknown, from the beginning of the world until the date of the execution of this Agreement, including without limitation any claims that were or could have been asserted in the Action.

(b)
Platinum, on its own behalf and on behalf of its affiliates, successors and assigns, hereby releases Rohn and its affiliates and all of their respective agents, administrators, attorneys, directors, officers, members, managers, shareholders, employees, successors and assigns, from any and all claims, damages, actions and/or causes of action, known or unknown, from the beginning of the world until the date of the execution of this Agreement, including without limitation any counterclaims that were or could have been asserted in the Action.

5.  Dismissal. Upon approval by the Bankruptcy Court of this Agreement and the settlement described herein and the expiration of any appeal period therefrom or, should such an appeal be taken, then upon the dismissal of that appeal, the parties hereby agree to discontinue or cause to be discontinued the Action and the Appeal with respect to each other and consent to their respective attorneys signing and filing a stipulation discontinuing the Action and Appeal, with prejudice, and on the merits.

6.  Cooperation. The parties agree to cooperate fully and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms of this Agreement, including without limitation the filing of an appropriate stipulation, for court approval, staying the Appeal pending Bankruptcy Court approval.

7.  Effect Of Further Legal Proceedings In The Appeal. If, despite the parties’ efforts to secure from the Delaware Supreme Court a stay of the Appeal pending Rohn’s efforts to secure Bankruptcy Court approval as described in Paragraph 3 above, the Delaware Supreme Court nonetheless requires the parties to proceed with the Appeal, and a final determination of the appeal thereafter is announced by the Delaware Supreme Court, then:

(a)
In the event that the Bankruptcy Court has not yet decided the Motion or any appeal of a decision on the Motion is still pending, or the time for filing any such appeal has not yet expired, neither Rohn nor Platinum shall take any action to effectuate the outcome of the Appeal - i.e., and by way of example only, neither party shall seek to enter and/or collect upon a revised Judgment based on the outcome of the Appeal - and the Payment shall remain in the custody of the Escrow Agent until Final Approval is obtained or this Agreement and the settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), at which time the Payment shall be treated in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this paragraph, during the period before Final Approval is obtained or this Agreement and the settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), either party may take such actions, and only such actions, as are required to preserve rights or remedies the party may have in the event Final Approval is not obtained and this Agreement becomes null and void in accordance with its terms.

(b)
In the event that Final Approval thereafter is obtained, then the outcome of the Appeal, whether favorable to Rohn, favorable to Platinum, or otherwise, shall be null and void and of no further effect, as between the parties, and Platinum shall be obligated to make only the Payment described in Paragraph 1 above, and the parties' shall proceed in accordance with this Agreement by, without limitation, arranging for the signing and filing a stipulation discontinuing the Action and Appeal, with prejudice, and on the merits, in accordance with Paragraph 5 herein.

(c)
In the event that Final Approval thereafter is not obtained and this Agreement becomes null and void in accordance with Paragraph 3 herein, the outcome of the Appeal, whether favorable to Rohn, favorable to Platinum, or otherwise, shall in all respects be binding on the parties.

8.  Parties to Bear Their Own Costs. As between Rohn and Platinum, each shall bear its own attorney’s fees and costs with respect to the Action and otherwise, including the preparation of this Agreement and other documents pertaining to the Action.

9.  No Coercion. The parties represent and warrant to each other that they have completely read and fully understand each of the terms and provisions of this Agreement, and that they have executed this Agreement based on their own judgment and the advice of their own legal counsel, of their own free will, and without reliance upon any statement or representation of others not specifically set forth in writing in the Agreement.

10.  Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein between Rohn and Platinum. There are no restrictions, promises, representations, warranties, covenants or undertakings governing the subject matter of this Agreement other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between Rohn and Platinum hereto with respect to the subject matter hereof.

11.  No Disparagement. Rohn and Platinum hereby agree that in commenting on this Agreement and its terms, neither party shall disparage the other, provided that nothing herein shall limit either party's ability to describe the Action, including but not limited to any finding made by any court therein, and/or to describe the Agreement and/or its terms.

12.  Binding upon Assigns. This Agreement is binding upon and inures to the benefit of the officers, directors, members, managers, attorneys, consultants, advisors, successors, heirs, trustees, subrogees, successors, and assigns of each of the parties hereto.

13.  Severability. If, after the date hereof, any provision in this Agreement is found to be illegal, invalid or unenforceable, under either present or future laws effected during the terms of this Agreement, such provision shall be fully severable.

14.  No Oral Modification. No modification or amendment to this Agreement shall be binding upon the parties hereto unless first agreed to in writing by the parties, and no waiver of any of the provisions of this Agreement shall be binding unless agreed to in writing by the party or parties against which such waiver is sought to be enforced.

15.  No Presumptions. This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared

16.  Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to the conflicts of laws principles thereof

17.  Waiver of Rights under California Civil Code Section 1542. Each of the parties hereto, without conceding the applicability of Section 1542 of the Civil Code of California ("Section 1542") to this Agreement, expressly waives the protection of Section 1542 and expressly waives and releases any rights or benefits arising thereunder. Section 1542 states

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the parties hereto acknowledges that it is aware that the parties may hereafter discover facts different from, or in addition to, those which they or their attorneys now know or believe to be true, and each of the parties agrees that the releases so given in Paragraph 4 herein shall be and remain in effect as full and complete releases of the respective claims, notwithstanding any such different or additional facts.

18.  Counterparts. This Agreement may be executed in one or more counterparts.

ACCEPTED AND AGREED BY:

FRANKFORT TOWER INDUSTRIES, INC.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER CONSTRUCTION, INC.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER PRODUCTS, INC.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

ROHN DE MEXICO, S.A. DE C.V.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

ROHN SERVICIOUS, S.A. DE C.V.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER, INC.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER INSTALLATION SERVICES, INC.

Dated: 10/21/07	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer and Disbursing Agent

PLATINUM EQUITY LLC

Dated: 10/19/07	/s/ Eva M. Kalawski
Eva M. Kalawski
Executive Vice President, General Counsel and Secretary

PFRANK LLC

Dated: 10/19/07	/s/ Eva M. Kalawski
Eva M. Kalawski
Vice President and Secretary